Exhibit 10.4

STOCK OPTION AWARD AGREEMENT
UNDER THE
AMENDED AND RESTATED THOMPSON CREEK METALS COMPANY INC.
2010 LONG-TERM INCENTIVE PLAN

Name of Participant:	[Name]
Total Number of Shares Subject to the Option:	[ ] shares of common stock of the Company (the “Shares”)
Exercise Price Per Share:	[ ]
Award Date:	[ ] (the “Award Date”)
Type of Option:	Nonqualified Stock Option
Vesting Schedule:
One-Third (1/3) of the Shares subject to the Option will vest on each of the first, second and third anniversaries of the Award Date, respectively, subject to you remaining continuously employed or in service to the Company on each such date, as described below:

Expiration Date:	[ ]

This Stock Option Award Agreement (this “Agreement”) is between Thompson Creek Metals Company Inc. (the “Company”), and you, the Participant named above.  The Company wishes to grant to you an Option, subject to vesting and certain other restrictions as provided in this Agreement, under the Amended and Restated Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”).  Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.             Award of Option. The Company hereby grants to you, effective as of the Award Date, an Option (the “Option”) to purchase any part or all of an aggregate of the number of Shares set forth above under “Total Number of Shares Subject to the Option,” upon the terms and conditions set forth in the Plan and this Agreement (as described herein, the “Award”).

2.             Vesting and Exercisability; Termination of Employment or Service to the Company.

(a)           The Option shall become vested and exercisable in such amounts and at such times as are set forth above under “Vesting Schedule”.  The installments provided for in the vesting schedule set forth above are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth above shall remain vested and exercisable until it becomes unexercisable under Section 2(c) or Section 3 of this Agreement.

(b)           In the event of a Change of Control, the Administrator shall provide that either:

(i)	the Award will be assumed or replaced with an equivalent award by the successor or acquiring corporation (if any), which assumption or replacement will be binding on you; or

(ii)	the vesting and settlement of the Award shall be immediately accelerated upon the consummation of the Change of Control.

In the event that the Award is assumed or replaced pursuant to Section 2(b)(i) in connection with a Change of Control, the vesting of such assumed or replacement award shall be immediately accelerated upon the termination of your employment (or other service to the Company, if applicable) by the Company and/or the successor or acquiring corporation (if any) without Cause or by your resignation as a result of a Triggering Event (as defined below), in each case, within the twelve-month period immediately following such Change of Control. The portion of the Option that is vested at the time of termination, if any, will remain exercisable for the time periods set forth in Section 3 below.

For purposes of this Section 2(b), the last sentence of the definition of “Change of Control” in Section 2(i) of the Plan shall be disregarded. For purposes of this Section 2(b), “Triggering Event” means any one of the following events which occurs without your express agreement in writing: (i) a material adverse change in any of your duties, powers, rights, discretion, prestige, salary, benefits, or perquisites as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control; (ii) a material diminution of your title as it exists immediately prior to the Change of Control; (iii) a change in the person or body to whom you report immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or (iv) a material change in the hours during or location at which you are regularly required to carry out the terms of your employment, or a material increase in the amount of travel you are required to conduct.

(c)           Notwithstanding anything in any employment agreement between you and the Company to the contrary, unless the Administrator provides otherwise (either before, upon or within 10 business days following your termination of employment or service with the Company), in the event of your termination of your employment (or other service to the Company, if applicable) for any reason, you will forfeit (effective as of the date of termination) the portion of the Option that is unvested at the time of termination, without payment of any additional consideration due to you.  The portion of the Option that is vested at the time of termination, if any, will remain exercisable for the time periods set forth in Section 3 below.  The term “employment” for purposes of this Agreement, means the performance of services for the Company or an Affiliate as an employee for federal income tax purposes.  You shall be deemed to have terminated employment either upon an actual termination of your performing services for the Company or an Affiliate, or at the time that the Affiliate with which you are employed ceases to be an “Affiliate” under the terms of the Plan.  Your employment with the Company or an Affiliate shall not be deemed to have terminated if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company or the Affiliate, as applicable, regardless of whether pay is suspended during such leave.  Whether you have experienced a termination of employment will be determined by the Administrator, in its sole discretion.

3.             Expiration of Option. The Option may not be exercised to any extent by anyone after, and shall be cancelled upon, the first to occur of the following events:

(a)           The Expiration Date set forth above;

(b)           The expiration of three (3) months from the date of a termination of your employment by the Company or an Affiliate (or other termination of service to the Company, if applicable) for any reason other than for Cause or death or total and permanent disability (as defined below);

(c)           The expiration of twelve (12) months from the date of a termination of your employment by reason of your death or total and permanent disability (evidenced by receipt of disability benefits under a Company-sponsored disability plan); or

(d)           The date your employment or service with the Company or an Affiliate terminates by reason of a termination for Cause.

Notwithstanding the foregoing, if at any time the expiry dates of the Option set forth above (with the exception of the date noted in subsection (a) above) shall be determined to occur during a Blackout Period or within 10 business days following the expiry of a Blackout Period, the expiry date of the Option shall be deemed to be the date that is the 10th business day following the expiration of the Blackout Period.

4.             Exercise of the Option.

(a)           Persons Eligible to Exercise.  During your lifetime, only you (or your permitted transferee, as described in Section 7 below) may exercise the Option or any portion thereof. After your death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2(c) or Section 3 of this Agreement, be exercised by your personal representative or by any person empowered to do so under your will or under the then applicable laws of descent and distribution.

(b)           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2(c) or Section 3 of this Agreement.  The Option shall not be exercised for fractional Shares.

(c)           Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Plan’s third party administrator (currently Solium Capital) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2(c) or Section 3 of this Agreement:

(i)            An exercise notice electronically or in writing signed by you or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form prescribed by the Administrator;

(ii)           The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding taxes, which may be in one or more of the forms of consideration permitted under Section 5; and

(iii)          In the event the Option or portion thereof shall be exercised under Section 4(a) by any person or persons other than you, appropriate proof of the right of such person or persons to exercise the Option.

5.             Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof:

(a)           by cash, check, or other cash equivalent approved by the Administrator; or

(b)           by your tendering of other Shares to the Company or by the Company withholding Shares otherwise issuable upon the exercise of the Option.

The Administrator shall determine acceptable methods for tendering or withholding Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate (and in each case, such Shares shall be valued at their Fair Market Value on the date of tender or withholding).  Tendering of previously owned Shares shall not be available to optionholders who are Canadian taxpayers.

6.                 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to (i) the receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which, in the discretion of the Administrator, may be in one or more of the forms of consideration permitted under Section 5, and (ii) the satisfaction of the Company of any of the conditions or requirements set forth in Section 10(c) of this Agreement.

7.                 Rights as Stockholder. You shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for an ordinary cash dividend for which the record date is prior to the date the Shares are issued.

8.                 Transferability.  The Option may not be sold, pledged, assigned or transferred in any manner unless and until the Shares underlying the Option have been issued and all restrictions applicable to such Shares have lapsed. Notwithstanding the foregoing, the Option may be transferred (a) by will or the laws of descent and distribution or (b) in the Administrator’s discretion to a person or trust or partnership designated by you, only if, in each case, the transferee executes a written consent to be bound by the terms of this Agreement.  Except as described in this Section 8, neither the Option nor any interest or right therein shall be liable for your debts, contracts or engagements or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.             Taxes.

(a)           You acknowledge that you will consult with your personal tax advisor regarding the federal, state, and local tax consequences of the Award and/or exercise of the Option and any other matters related to the Option.  You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents, and you understand that you are responsible for your own tax liability that may arise as a result of the Option or any other matters related to the Option and this Agreement.

10.               General Provisions.

(a)           Interpretations.  This Agreement is subject in all respects to the terms of the Plan.  A copy of the Plan is available upon your request.  Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern.  Any question of administration or interpretation arising under this Agreement shall be determined by the Administrator administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)           No Right to Employment or Continued Service.  In consideration of the grant of the Option by the Company, you agree to render faithful and efficient services to the Company and its Affiliates. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate your services at any time for any reason whatsoever, with or without Cause (as defined in the Plan), except to the extent expressly provided otherwise by applicable law or in a written agreement between you and the Company or its Affiliates.

(c)           Securities Matters.  The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.  You acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d)           Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(e)           Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f)            Section 409A.  It is intended that this grant will be exempt from Section 409A of the Internal Revenue Code as a “stock right”.  This Agreement and all related documentation are designed, and shall be interpreted and administered, to this effect.  However, nothing in the Agreement shall be construed to result in a guarantee of this tax treatment, and you shall be responsible for all of your federal, state and local taxes (and any related liabilities). This Section 10(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Shares delivered hereunder will not be subject to taxes, interest and penalties under Section 409A.

(g)           Governing Law.  The internal law, and not the law of conflicts, of the State of Colorado will govern all questions concerning the validity, construction and effect of this Agreement.  All actions or proceedings arising out of, or related to, this Agreement shall be brought only in an appropriate federal or state court in Colorado and the parties hereby consent to the jurisdiction of such courts over themselves and the subject matter of such actions or proceedings.

(h)    Electronic Delivery. By executing this Agreement, you hereby consent to the delivery of information (including, without limitation, information required to be delivered to you pursuant to applicable securities laws) regarding the Company and the Affiliates, the Plan, and the Option via Company web site or other electronic delivery.

(i)           Notices.  You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
Attn:   General Counsel

(j)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)            Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

THOMPSON CREEK METALS COMPANY INC.

Date:____________________________	By:	___________________________________________

Its:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL OPTIONS GRANTED TO YOU, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

Date:__________________________	By:
[Name]